EXHIBIT 99.1

REGENT REPORTS RECORD THIRD QUARTER 2004 RESULTS

- Regent Reports Record Net Revenue and Operating Income for the Third Quarter 2004 -

Covington, KY, October 28, 2004 — Regent Communications, Inc. (Nasdaq: RGCI) announced today financial results for the quarter ended September 30, 2004.

For the third quarter of 2004, net broadcast revenues increased 14.7% to $22.5 million from $19.6 million reported for the third quarter of 2003. For the same period, station operating expenses increased to $14.0 million from $13.4 million. The Company reported net income of $8.1 million for the quarter, or $0.18 per share, compared with reported net income of $2.1 million, or $0.05 per share, in the same period last year. Excluding the effect of discontinued operations, net of income tax effect, net income for the quarter is $2.5 million, or $0.06 per share, compared with $1.8 million, or $0.04 per share, in the same period last year.

For the first nine months of 2004, net broadcast revenues increased 15.1% to $62.1 million from $53.9 million reported for the same period of 2003. For the same period, station operating expenses increased to $41.4 million from $38.0 million. The Company reported net income of $10.7 million for the first nine months, or $0.23 per share, compared with reported net income of $4.2 million, or $0.09 per share, in 2003. Excluding the effect of discontinued operations, net of income tax effect, net income for the first nine months is $5.4 million, or $0.12 per share, compared to $3.5 million, or $0.08 per share, in the same period last year. Below is the Company’s statement of operations prepared in accordance with generally accepted accounting principles (“GAAP”) (in thousands, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Broadcast revenues, net of agency commissions	$22,454	$19,569	$62,075	$53,916
Station operating expenses	14,033	13,410	41,384	37,960
Corporate general and administrative expenses	1,842	1,322	5,632	4,636
Depreciation and amortization	1,219	944	3,351	2,773
Loss on sale of long-lived assets	12	—	36	6

Operating income	5,348	3,893	11,672	8,541
Interest expense	(1,023)	(740)	(2,498)	(2,564)
Other (expense), net	(39)	(57)	(129)	(158)

Income from continuing operations before income taxes	4,286	3,096	9,045	5,819
Income tax expense	(1,790)	(1,275)	(3,645)	(2,310)

Income from continuing operations	2,496	1,821	5,400	3,509
Discontinued operations, net of income tax	5,564	316	5,314	662

Net income	$8,060	$2,137	$10,714	$4,171

Basic and diluted income per common share:
Net income from continuing operations	$0.06	$0.04	$0.12	$0.08
Net income from discontinued operations	0.12	0.01	0.11	0.01

Net income	$0.18	$0.05	$0.23	$0.09

Weighted average number of common shares:
Diluted	45,405	46,895	46,450	46,789

Terry Jacobs, Chairman and CEO of Regent Communications, commented, “Our impressive performance this quarter highlights our success in implementing our strategy of building and nurturing leading local media franchises. Operating in middle and small-sized markets, we have continued to expand and strengthen our relationships with our listeners and advertisers. This local connection has always been the key ingredient to radio’s success as an advertising platform and news and entertainment outlet. We are very confident and optimistic about the long-term outlook for our station group.”

Non-GAAP Financial Measures
 Regent utilizes certain financial measures that are not calculated in accordance with GAAP to assess its financial performance. The non-GAAP performance and liquidity measures presented in this release are station operating income, same station operating income, proforma net broadcast revenues and proforma station operating income, and free cash flow. Regent’s management believes these non-GAAP measures provide useful information to investors, as discussed in more detail below, regarding Regent’s financial condition and results of operations and liquidity; however, these measures should not be considered as an alternative to net broadcast revenue, operating income, net income, or cash provided by operating activities as an indicator of Regent’s performance or liquidity.

Station operating income

Third quarter 2004 station operating income increased 36.7% to $8.4 million from $6.2 million reported for the same period in 2003. For the first nine months of 2004, station operating income increased 29.7% to $20.7 million from $16.0 million reported for the same period in 2003.

The Company believes that station operating income is a performance measure that helps investors better understand radio station operations. Additionally, the Company and other media companies have customarily been measured by analysts and other investors on their ability to generate station operating income. The following table reconciles operating income, which the Company believes is the most directly comparable GAAP financial measure, to station operating income (in thousands):

	Three Months Ended		Nine Months Ended
Station operating income	September 30,		September 30,
	2004	2003	2004	2003
Operating income	$5,348	$3,893	$11,672	$8,541
Plus:
Depreciation and amortization	1,219	944	3,351	2,773
Corporate general and administrative expenses	1,842	1,322	5,632	4,636
Loss on sale of long-lived assets	12	—	36	6

Station operating income	$8,421	$6,159	$20,691	$15,956

Same station results

On a same station basis, which includes results from stations owned and operated during the entire third quarter for both the 2004 and 2003 periods and excludes barter, net broadcast revenue for the third quarter of 2004 increased 4.4% to $19.4 million compared to the third quarter of 2003. Station operating income increased 23.3% to $7.6 million in the third quarter of 2004 compared to the third quarter of 2003. The Company believes that a same station presentation is important to investors as it provides a measure of performance of radio stations that were owned and operated by Regent in the third quarter of 2003 as well as the current quarter and eliminates the effect of acquisitions and dispositions on comparability. Additionally, the Company has excluded barter in this comparison as barter customarily results in volatility between quarters, although differences over the full year are not material. The following tables reconcile net broadcast revenue and operating income to same station net broadcast revenue and same station operating income (in thousands):

	Three Months Ended
Same station net broadcast revenue	September 30,
	2004	2003
Net broadcast revenue	$22,454	$19,569
Adjustments:
Net results of stations not included in same station category	(1,960)	—
Barter transactions	(1,051)	(948)

Same station net broadcast revenue	$19,443	$18,621

	Three Months Ended
Same station operating income	September 30,
	2004	2003
Operating income	$5,348	$3,893
Plus:
Depreciation and amortization	1,219	944
Corporate general and administrative expenses	1,842	1,322
Loss on sale of long-lived assets	12	—

Station operating income	8,421	6,159
Adjustments:
Net results of stations not included in same station category	(754)	—
Barter transactions	(117)	(35)

Same station operating income	$7,550	$6,124

Proforma results

On a proforma basis, which includes results of stations acquired by Regent subsequent to January 1, 2003 as well as stations operating under a time brokerage agreement (“TBA”), net broadcast revenue of $22.5 million for the third quarter of 2004 was up 4.9% compared to the third quarter of 2003 and station operating income of $8.4 million increased 22.8% compared to the third quarter of 2003. The Company believes that proforma presentation is useful to investors as it provides for a comparison of results as if the Company had made acquisitions or dispositions at the beginning of 2003. The following tables reconcile net broadcast revenue and operating income to proforma net broadcast revenue and proforma station operating income (in thousands):

	Three Months Ended
Proforma net broadcast revenue	September 30,
	2004	2003
Net broadcast revenue	$22,454	$19,569
Plus:
Results of stations acquired or operated under a TBA	—	1,837

Proforma net broadcast revenue	$22,454	$21,406

	Three Months Ended
	September 30,
Proforma station operating income	2004	2003
Operating income	$5,348	$3,893
Plus:
Depreciation and amortization	1,219	944
Corporate general and administrative expenses	1,842	1,322
Loss on sale of long-lived assets	12	—

Station operating income	8,421	6,159
Plus:
Results of stations acquired or operated under a TBA	—	696

Proforma station operating income	$8,421	$6,855

Free cash flow

Regent also reported free cash flow (defined as net income plus depreciation, amortization and other non-cash expenses, less maintenance capital expenditures and other non-cash income) for the third quarter of 2004 of $4.9 million compared to $4.1 million for 2003, an increase of 19.6%. For the first nine months of 2004, free cash flow was $10.9 million compared to free cash flow of $9.5 million for the first nine months of 2003, an increase of 15.2%. The Company believes that free cash flow is a liquidity measure that helps investors evaluate the ability of the Company to generate excess cash flow for investing and financing uses. The following table displays how the Company calculates free cash flow (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Net Income	$8,060	$2,137	$10,714	$4,171
Add:
Depreciation and amortization(1)	1,252	1,060	3,643	3,101
Non-cash interest expense	102	102	306	1,251
Non-cash taxes	5,398	1,396	6,964	2,578
Other non-cash items, net(2)	(9,270)	60	(8,967)	20
Less: Maintenance capital expenditures	598	620	1,767	1,666

Free cash flow	$4,944	$4,135	$10,893	$9,455

1) Includes depreciation and amortization for discontinued operations.
2) Includes non-cash compensation, barter and non-cash gain on sale of stations.

The most directly comparable GAAP measure to free cash flow is net cash provided by operating activities. The following table reconciles net cash provided by operating activities to free cash flow (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Net cash provided by operating activities	$5,763	$5,535	$12,470	$9,330
Less:
Other non-cash expense, net	151	306	506	779
Plus:
Changes in operating assets and liabilities	(70)	(474)	696	2,570
Less: Maintenance capital expenditures	598	620	1,767	1,666

Free cash flow	$4,944	$4,135	$10,893	$9,455

Selected Data

At the end of the third quarter 2004, total debt was $73.8 million and cash was $1.5 million. Total capital expenditures in the third quarter 2004 were $.7 million.

Discontinued Operations

     On July 29, 2004, Regent completed an exchange with Citadel Broadcasting Company and its wholly owned subsidiary, Livingston County Broadcasters whereby Regent exchanged four stations (WRIE-AM, WXKC-FM, WXTA-FM, and WQHZ-FM) serving the Erie, Pennsylvania market, two stations (WIOV-AM and WIOV-FM) serving the Lancaster-Reading, Pennsylvania market, and an initial cash payment of approximately $3.5 million, for the fixed and intangible assets of three stations owned by Citadel (WBNQ-FM, WBWN-FM, and WJBC-AM) and a purchase of the stock of Livingston, owner of two radio stations (WTRX-FM and WJEZ-FM), all of which serve the Bloomington, Illinois market.

     On January 28, 2004, Regent completed an exchange with Clear Channel Broadcasting, Inc. and its affiliates (“Clear Channel”) whereby Regent exchanged four stations (KKCB-FM, KLDJ-FM, KBMX-FM and WEBC-AM) serving the Duluth, Minnesota market and $2.7 million in cash, for five radio stations (WYNG-FM, WDKS-FM, WJLT-FM (formerly WKRI-FM), WGBF-FM, and WGBF-AM) serving the Evansville, Indiana market.

     The Company has followed the provisions of SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” related to its disposals of the Duluth, Erie and Lancaster markets. For the nine-month period ending September 30, 2004, $432,000 of net revenue was reclassified to discontinued operations. No net revenue was recorded for the three markets during the three-month period ending September 30, 2004. For the three and nine-month periods ending September 30, 2003, approximately $1.8 million and $5.6 million of net revenues, respectively, were reclassified to discontinued operations. For the three and nine-month periods ending September 30, 2004, approximately $45,000 and $410,000 of pretax loss, respectively, was reclassified to discontinued operations. For the three and nine-month periods ending September 2003, approximately $0.5 million and $1.1 million of pretax income, respectively, was reclassified to discontinued operations.

Outlook

Regent has adopted a policy to provide guidance to investors regarding our financial prospects. The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. Regent undertakes no obligation to update these statements.

Regent expects fourth quarter 2004 reported consolidated net broadcast revenues and station operating income of approximately $21.9 to $22.2 million and $7.6 to $7.8 million, respectively. Regent expects earnings per share to be $0.04 for the fourth quarter of 2004. The following table reconciles projected operating income, which the Company believes is the most directly comparable GAAP measure to station operating income (in millions):

	Three Months Ending
Station Operating Income	December 31,
	Guidance Range
	Lower	Upper
Operating income	$4.3	$4.5
Plus:
Depreciation and amortization	1.3	1.3
Corporate general and administrative expenses	2.0	2.0

Station operating income	$7.6	$7.8

The Company expects three to five percent same station net broadcast revenue growth in the fourth quarter of 2004 compared to the fourth quarter of 2003. The Company believes that same station percent disclosures are important to investors, analysts and other users of media financial information because it enables the users of such information to compare the performance of various size companies against industry standards.

“Our positive momentum is continuing into the fourth quarter,” added Terry Jacobs. “Given the proven value proposition of our assets, the operating leverage of our business model and our healthy mix of start-up, developing and mature stations, we remain well positioned to continue to outpace the growth of the industry.”

Regent Communications is a radio broadcasting company focused on acquiring, developing and operating radio stations in middle and small-sized markets. Upon the close of all announced transactions, Regent will own and operate 75 stations located in 15 markets. Regent Communications, Inc. shares are traded on the Nasdaq under the symbol “RGCI.”

Regent Communications will host a teleconference to discuss its results at 5:00 p.m. Eastern Time today. To access the teleconference, please dial 973-582-2706 ten minutes prior to the start time. The teleconference will also be available via live webcast on the investor relations portion of the Company’s website, located at www.regentcomm.com. If you cannot listen to the teleconference at its normal time, there will be a replay available through Thursday, November 4, 2004, which can be accessed by dialing 877-519-4471 (U.S) or 973-341-3080 (Int’l), passcode 5325743. The webcast will also be archived on the Company’s website for one month. In addition, this press release and other material financial information, if any, discussed during the teleconference will be posted on our website.

This press release includes certain forward-looking statements with respect to Regent Communications, Inc. for which we claim the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties and include statements preceded by, followed by or that include words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “project” and other similar expressions. Although we believe our expectations reflected in these forward-looking statements are based on reasonable assumptions, such statements are influenced by our financial position, business strategy, budgets, projected costs, and plans and objectives of management for future operations. Actual results and developments may differ materially from those conveyed in the forward-looking statements based on various factors including, but not limited to: changes in economic, business and market conditions affecting the radio broadcast industry, the markets in which we operate, and nationally; increased competition for attractive radio properties and advertising dollars; fluctuations in the cost of operating radio properties; our ability to manage our growth; our ability to integrate these and other acquisitions; and changes in the regulatory climate affecting radio broadcast companies, including uncertainties surrounding recent Federal Communication Commission rules regarding broadcast ownership limits. Further information on other factors that could affect the financial results of Regent Communications, Inc. is included in Regent’s filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission’s website at http://www.sec.gov and/or from Regent Communications, Inc.

Contact:
Terry Jacobs Chairman and CEO Regent Communications, Inc. 859-292-0030	John Buckley Brainerd Communicators, Inc. 212-986-6667 buckley@braincomm.com

Tony Vasconcellos
Senior Vice President and Chief Financial Officer
Regent Communications, Inc.
859-292-0030